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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Stratton Growth Fund, Inc. and to the inclusion of our report dated June 9, 1995 to the Shareholders and Board of Directors of Stratton Growth Fund, Inc.


                                    /s/ Tait, Weller & Baker

                                    TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 20, 1995